UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

PSS WORLD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number:  0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 24, 2012, PSS World Medical, Inc. (the “Company”) issued $250 million aggregate principal amount of 6.375% senior notes due 2022 (the “Notes”) in a private offering.  The Notes were offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Indenture

The Notes were issued under an Indenture, dated February 24, 2012, among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Indenture”).  The Notes bear interest at a rate of 6.375% per year, payable semi-annually in arrears in cash on March 1 and September 1 of each year, beginning September 1, 2012.  The Notes will mature on March 1, 2022.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Notes are the Company’s general unsecured unsubordinated obligations and rank equally with all of the Company’s existing and future unsecured unsubordinated obligations and senior to all of the Company’s existing and future subordinated obligations. The Notes are structurally subordinated to all existing and future obligations of the Company’s subsidiaries that do not guarantee the Notes and are effectively subordinated to any of the Company’s existing and future secured obligations, including secured indebtedness under the Company’s new credit facility, to the extent of the value of the assets securing such obligations.

The Notes are unconditionally guaranteed by each of the Company’s subsidiaries that guarantee any of its other indebtedness (the “Guarantors”). The guarantees are the general unsecured unsubordinated obligation of the Guarantors. Accordingly, they rank senior in right of payment to all existing and future obligations of the Guarantors that are by their terms expressly subordinated or junior in right of payment to the Notes, equal with all existing and future unsecured unsubordinated obligations of the Guarantors and are effectively subordinated to any existing and future secured obligations of the Guarantors to the extent of the value of the assets securing such obligations.

Prior to March 1, 2017, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole premium,” together with accrued and unpaid interest. The Company may redeem some or all of the Notes at any time on or after March 1, 2017 at the redemption prices set forth in the Indenture.  In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes prior to March 1, 2015 at 106.375% of their aggregate principal amount plus accrued interest with the net proceeds of certain qualified equity offerings.

If a change of control (as defined in the Indenture) occurs at any time, holders of the Notes will have the right, at their option, to require the Company to repurchase all or a portion of such holder’s Notes. The repurchase price for such a repurchase will be 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to: borrow money or sell preferred stock; create liens; pay dividends on or redeem or repurchase stock; make certain types of investments; restrict dividends or other payments from subsidiaries; enter into transactions with affiliates; issue guarantees of debt; and sell assets or merge with other companies.  Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by both S&P and Moody’s and no default has occurred and is continuing. If either rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated. These covenants are subject to important exceptions and qualifications as set forth in the Indenture.

The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated February 24, 2012, among the Company, the Guarantors, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”), the Company and the Guarantors have agreed to exchange the Notes and the guarantees for substantially identical notes and guarantees registered under the Securities Act. The Company and the Guarantors will: (1) file a registration statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable after the issue date of the Notes, relating to an offer to exchange the Notes for registered notes; (2) use its reasonable best efforts to cause the registration statement to be declared effective within 240 days after the issue date of the Notes; (3) keep the offer to exchange the Notes open for at least 20 business days; and (4) file, under certain circumstances, a shelf registration statement to cover resales of the Notes.  If the Company fails to satisfy certain of its obligations, the Company and the Guarantors may be required to pay additional interest on the Notes under certain conditions.

The foregoing description of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On February 24, 2012, the Company issued a press release announcing the closing of its private offering of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
Number	Description
4.1	Indenture, dated February 24, 2012, among the Company, the Guarantors, and U.S. Bank National Association, as trustee.
4.2
Registration Rights Agreement, dated February 24, 2012, among the Company, the Guarantors, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers.

99.1	Press release dated February 24, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS WORLD MEDICAL, INC.

Date: February 24, 2012	By:	/s/	David M. Bronson
		Name	David M. Bronson
		Title	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated February 24, 2012, among the Company, the Guarantors, and U.S. Bank National Association, as trustee.
4.2
Registration Rights Agreement, dated February 24, 2012, among the Company, the Guarantors, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers.

99.1	Press release dated February 24, 2012.